Exhibit 21.1

Subsidiary Name	Jurisdiction	Type

ART Advanced Recognition Technologies, Inc.	Delaware	Domestic
Caere Corporation	Delaware	Domestic
Dictaphone Corporation	Delaware	Domestic
eScription, Inc.	Delaware	Domestic
eCopy, LLC.	Delaware	Domestic
Focus Infomatics, Inc.	Delaware	Domestic
Keisense, Inc.	Delaware	Domestic
Language and Computing Inc.	Delaware	Domestic
Locus Dialogue Technologies USA, Inc.	Delaware	Domestic
MacSpeech LLC	Delaware	Domestic
Medford Acquisition LLC	Delaware	Domestic
Nuance Communications International, Inc.	Delaware	Domestic
Nuance Communications LLC	Delaware	Domestic
Nuance Services, Inc.	Delaware	Domestic
OSi LLC	Delaware	Domestic
Phonetic Systems Inc.	Delaware	Domestic
Rhetorical, Inc.	Delaware	Domestic
SNAPin Software LLC	Delaware	Domestic
SpeechWorks International, Inc.	Delaware	Domestic
SpinVox Incorporated	Delaware	Domestic
Viecore LLC	Delaware	Domestic
Viecore Federal Systems Division, Inc.	Delaware	Domestic
Voice Signal Technologies, Inc.	Delaware	Domestic
X-Solutions North America Inc.	Delaware	Domestic
Zi Holding Corporation	Delaware	Domestic
Zi Corporation of America, Inc.	Nevada	Domestic
Tegic Communications, Inc.	Washington	Domestic
Encompass Medical Transcription, Inc.	Wisconsin	Domestic
Nuance Communications Australia Pty. Ltd.	Australia	International
ITA Services Pty Ltd.	Australia	International
Information Technologies Australia Pty Ltd.	Australia	International
OTE Pty Limited	Australia	International
Nuance Communications Austria GmbH	Austria	International
SpeechMagic Holdings GmbH	Austria	International
Multi-Corp International Ltd.	Barbados	International
Language and Computing N.V.	Belgium	International
Nuance Communications International BVBA	Belgium	International
Zi (Bermuda) Corporation	Bermuda	International
Nuance Communications Ltd.	Brazil	International
BlueStar Options Inc.	British Virgin Islands	International
BlueStar Resources Limited	British Virgin Islands	International
SpeechWorks BVI Ltd.	British Virgin Islands	International
845162 Alberta Ltd.	Canada	International
1448451 Ontario Inc.	Canada	International
Nuance Acquisition ULC	Canada	International
Nuance Communications Canada, Inc.	Canada	International
Zi Corporation	Canada	International
Zi Corporation of Canada, Inc.	Canada	International

Subsidiary Name	Jurisdiction	Type

Foxtrot Acquisition II Limited	Cayman Islands	International
Foxtrot Acquisition Limited	Cayman Islands	International
Huayu Zi Software Technology (Beijing) Co., Ltd.	China	International
Nuance Software Technology (Beijing) Co., Ltd.	China	International
Nuance Communications Finland OY	Finland	International
Voice Signal Technologies Europe OY	Finland	International
Nuance Communications France Sarl	France	International
Dictaphone Deutschland GmbH	Germany	International
Nuance Communications Aachen GmbH	Germany	International
Nuance Communications Germany GmbH	Germany	International
Nuance Communications Healthcare Germany GmbH	Germany	International
Asia Translation & Telecommunications Limited	Hong Kong SAR	International
Huayu Zi Software Technology Limited	Hong Kong SAR	International
Telecom Technology Corporation Limited	Hong Kong SAR	International
Zi Corporation (H.K.) Limited	Hong Kong SAR	International
Zi Corporation of Hong Kong Limited	Hong Kong SAR	International
Nuance Communications Hong Kong Limited	Hong Kong SAR	International
Nuance Recognita Corp.	Hungary	International
FocusMT India Private Limited	India	International
Nuance India Pvt. Ltd.	India	International
Nuance Communications Israel, Ltd.	Israel	International
Phonetic Systems Ltd.	Israel	International
Nuance Communications Italy Srl	Italy	International
Nuance Communications Japan K.K.	Japan	International
Voice Signal K.K.	Japan	International
Nuance Communications Netherlands B.V.	Netherlands	International
X-Solutions Group B.V.	Netherlands	International
X-Solutions International B.V.	Netherlands	International
Zeros Solutions B.V.	Netherlands	International
Aangel Processing Limited	New Zealand	International
Casseggers Holdings Limited	New Zealand	International
Rhetorical Group plc.	Scotland	International
Rhetorical Systems Limited	Scotland	International
Nuance Communications Asia Pacific Pte. Ltd.	Singapore	International
Nuance Communications Iberica SA	Spain	International
Nuance Communications Korea Ltd.	South Korea	International
Nuance Communications Sweden, A.B.	Sweden	International
Zi Decuma AB	Sweden	International
Nuance Communications Taiwan	Taiwan	International
Dictaphone Company Limited	United Kingdom	International
Dictaphone International Limited	United Kingdom	International
eCopy Ltd.	United Kingdom	International
Nuance Communications UK Limited	United Kingdom	International
SpinVox Limited	United Kingdom	International